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                                   EXHIBIT 2

                           JOINT REPORTING AGREEMENT


          In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other parties as follows:

          1.  Such party is eligible to file a statement or statements on
Schedule 13G pertaining to the Common Stock, $.01 par value, of Four Media Company, to which this agreement is an exhibit, for filing of the information contained herein.

          2. Such party is responsible for the timely filing of such statement and any amendments thereto and for the completeness and accuracy of the information concerning such party contained therein, provided that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

          3. Such party agrees that such statement is filed by and on behalf of such party and that any amendment thereto will be filed on behalf of each such party.


Dated:  February 17, 1998

                           TECHNICAL SERVICES PARTNERS, L.P., a Delaware limited partnership

                           By: Technical Services Holdings, Inc., a Delaware corporation, its General Partner



                           By:  ______________________________
                                Its:__________________________




                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]
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                           TECHNICAL SERVICES HOLDINGS, INC., a Delaware
                           corporation



                           By:   ____________________________________
                           Its:  ____________________________________


                           STEINHARDT PARTNERS, L.P., a Delaware limited partnership



                           By:________________________________________________
                              Michael Steinhardt, Its Managing General Partner



                           ___________________________________________________
                           Michael Steinhardt



                           ___________________________________________________
                           Robert T. Walston